Exhibit 4.1


THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS THEN AVAILABLE. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.


                                                               Warrant No. [___]

Date of Issuance: December 28, 2006                 Void After February 28, 2011

                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                         MONEY CENTERS OF AMERICA, INC.


                                               __________ Shares of Common Stock
                                                         (Subject to Adjustment)

                  THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BAENA ADVISORS, LLC or its registered assigns (the "Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Money Centers of America, Inc., a Delaware corporation (the "Company"), _________ shares of common stock of the Company, in the aggregate (the "Warrant Shares"), representing _____% of the equity capital of the Company on a fully diluted basis, at an initial exercise price per share equal to $.01 (initially and as adjusted, if at all, pursuant to the terms and conditions of this Warrant, the "Exercise Price"). The maximum number of Warrant Shares so issuable under this Warrant is sometimes referred to as the "Aggregate Number" (as such number may be increased or decreased, as more fully set forth herein). This Warrant shall not be terminable by the Company prior to the Expiration Date (as defined in Section 1 below). The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

                  While this Warrant is executed and delivered in connection with that certain Credit and Security Agreement dated as of December 28, 2006 by and between the Company and the Holder (the "Credit Agreement"), this Warrant is detachable and, accordingly, (a) this Warrant can be transferred and executed by the Holder (subject to and in accordance with the terms hereof) separately from the Credit Agreement, and (b) the debt issued under the Credit Agreement and the rights of the Holder thereunder are separate from this Warrant at all times prior to and following the exercise of this Warrant. This Warrant shall be void and all rights represented hereby shall cease on the Expiration Date.

                  This Warrant is subject to the following provisions, terms and conditions:

1. Definitions. As used in this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Aggregate Number" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Commission" shall mean United States Securities and Exchange Commission and any other similar or successor agency of the United States federal government administering the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                  "Common Stock" shall mean the shares of common stock of the Company, currently provided for in the Certificate of Incorporation of the Company, and including, for all purposes hereunder, any other capital stock of the Company into which such shares of common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or like events.

                  "Convertible Securities" shall mean securities convertible into or exchangeable for Common Stock.

                  "Distribution" shall have the meaning specified in Section
5(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute or law thereto.

                  "Expiration Date" shall mean 5:00 p.m., Eastern Time, on February 28, 2011.

                  "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization, or other legal entity, or a government or any agency or political subdivision thereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute or law thereto.

2. Exercise; Issue of Certificates; Payment for Shares.

(a) The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to fractional shares of Common Stock), at any time, or from time to time, during the term hereof, commencing upon the date hereof.

(b) This Warrant shall be exercisable by surrendering this Warrant and the Notice of Warrant Exercise attached hereto as Annex 1 (properly completed and executed on behalf of the Holder) to the Company as set forth in Section 14, and upon payment to the Company of the Exercise Price for the Warrant Shares being purchased.

(c) Payment of the Exercise Price may be made, in the sole discretion of the Holder, in the form of any of the following: (i) cash, (ii) a certified or official bank check payable to the order of the Company or (iii) wire transfer of funds to a bank account designated by the Company for such transfer.

(d) The shares so purchased upon exercise of this Warrant shall be, and shall be deemed to be, issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein. A certificate or certificates for the shares so purchased shall be delivered to the Holder, as set forth in Section 14, as promptly as reasonably practicable following any exercise of this Warrant, but in no event more than (10) days thereafter. Unless this Warrant has been exercised in full or has expired, the Company shall execute and deliver to the Holder a new Warrant of like tenor representing the number of shares for which this Warrant may then be exercised.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of a share multiplied by such fraction.

4. Shares to be Fully Paid; Reservation of Shares; Listing. The Company covenants and agrees that: (a) all Warrant Shares will, upon issuance, be original-issue shares (and not treasury stock), fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and except for liens imposed by any state or federal securities laws or created by the Holder); (b) during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of this Warrant a sufficient number of original-issue shares of its Common Stock to provide for the exercise of the rights represented by this Warrant; and (c) upon exercise of this Warrant, it will, at its expense, promptly notify each securities exchange on which any Common Stock is at the time listed of such issuance, and maintain a listing of all shares of Common Stock from time to time issuable upon exercise of this Warrant to the extent such shares can be listed.

5. Adjustments to Aggregate Number.

                  The Aggregate Number shall be subject to adjustment from time to time as follows and thereafter as adjusted shall be deemed to be the Aggregate Number hereunder.

(a) In case at any time or from time to time prior to the Expiration Date the Company shall:

                  (i) take a record of the holders of any equity capital of the Company for the purpose of entitling them to receive a dividend payable in, or other distribution of, such equity capital,

                  (ii) subdivide its outstanding shares of equity capital into a larger number of shares, or

                  (iii) combine its outstanding shares of equity capital into a smaller number of shares,

then the Aggregate Number in effect immediately prior thereto shall be adjusted so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to the occurrence of such event.

(b) In case at any time or from time to time prior to the Expiration Date, the Company shall take a record of the holders of its equity capital for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                  (i) cash (other than dividends payable out of earnings or any surplus legally available for the payment of dividends under the laws of the state of incorporation of the Company),

                  (ii) any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash), or

                  (iii) any options or warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to receive, upon the exercise of this Warrant at any time on or after the taking of such record, the number of shares of Common Stock to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, stock, securities, other property, options, warrants and/or other rights to which such Holder would have been entitled by way of the Distribution and subsequent dividends and distributions if such Holder (x) had exercised this Warrant immediately prior to such Distribution, and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock. A reclassification of the Common Stock into shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this paragraph
(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of paragraph (a) of this Section 5.

(c) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein) of the Company, or any other entity the stock or securities of which are at the time deliverable on the exercise of this Warrant (such other entity being referred to herein as an "Other Entity"), (ii) a merger or consolidation of the Company or an Other Entity with or into another entity in which the Company or the Other Entity, as the case may be, is not the surviving entity, or a reverse triangular merger in which the Company or the Other Entity, as the case may be, is the surviving entity but the shares of the Company's or Other Entity's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property whether in the form of securities, cash or otherwise, (iii) a sale or transfer of the Company's or an Other Entity's properties and assets as, or substantially as, an entirety to any other Person, or (iv) a liquidation of the Company or an Other Entity, then this Warrant shall thereafter represent the right to acquire the number of shares of stock or other securities which the Holder would have owned immediately after the consummation of such reorganization, merger, consolidation, sale, transfer, or liquidation if the Holder had exercised this Warrant immediately before the effective date of such reorganization, merger, consolidation, sale, transfer, or liquidation.

(d) The following provisions shall be applicable to the making of adjustments of the Aggregate Number hereinbefore provided for in this Section 5:

                  (i) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this Section 5.

                  (ii) The adjustments required by the preceding paragraphs of this Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iii) In computing adjustments under this Section 5, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.

                  (iv) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, distribution, warrants or subscription or purchase rights under Sections 5(a) through 5(b) hereof, but abandon its plan to pay or deliver such dividend, distribution, warrants, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e) If any event occurs as to which the other provisions of this Section 5 are not strictly applicable but the lack of any provision for the exercise of the rights of the Holder would not fairly protect the purchase rights of such Holder in accordance with the essential intent and principles of the provisions of this
Section 5, or, if strictly applicable, would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants in the United States (which may be the regular auditors of the Company) of recognized national standing in the United States satisfactory to the Holder, which shall give its opinion as to the adjustments, if any, necessary to preserve, without dilution, on a basis consistent with the essential intent and principles established in the other provisions of this
Section 5, the exercise rights of the Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

Within forty-five (45) days after the end of each fiscal quarter during which an event occurred that resulted in an adjustment to the Aggregate Number pursuant to this Section 5, and at any time upon the request of the Holder, the Company shall cause to be promptly delivered to such Holder, in accordance with Section 14, notice of each adjustment or adjustments to the Aggregate Number effected since the date of the last such notice and a certificate of the Company's Chief Financial Officer or, in the case of any such notice delivered within forty-five
(45) days after the end of a fiscal year, a firm of independent public accountants in the United States selected by the Company and acceptable to the Holder (who may be the regular accountants employed by the Company), in each case, setting forth the Aggregate Number after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The fees and expenses of such accountants shall be paid by the Company.

(f) The occurrence of a single event shall not trigger an adjustment of the Aggregate Number under more than one paragraph of this Section 5.

6. Taxes on Conversion. The issuance of certificates for Warrant Shares upon the exercise of the Warrants shall be made without charge to the Holder for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Limitation of Liability. No provision hereof, in the absence of the exercise of this Warrant by the Holder, shall give rise to any liability on the part of the Holder for the Exercise Price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by any creditor of the Company.

8. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant.

9. Availability of Information. The Company will furnish the Holder, upon request, copies of its annual audited financial statements, as well as copies of all of its quarterly financials as soon as they become available. The Company will also cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale or other transfer of any Warrant Shares.

10. Restrictions on Transfer.

10.1. Restrictive Legends. Each stock certificate for any Warrant Shares issued upon the exercise of this Warrant, and each stock certificate issued upon the transfer of any such Warrant Shares (except as otherwise permitted by this Section 10) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.

                  Any Warrant issued in substitution for this Warrant pursuant to Section 11, 12 or 13 and each Warrant issued upon the transfer of any Warrant (except as otherwise permitted by this Section 10) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS THEN AVAILABLE. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

10.2. Termination of Restrictions. The restrictions imposed by this Section 10 upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant and the Warrant Shares, (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when in the reasonable opinion of counsel for the Company or upon the written opinion of counsel for the Holder reasonably acceptable to the Company such restrictions are no longer required in order to comply with the Securities Act. Whenever such restrictions shall terminate as to this Warrant and the Warrant Shares, the holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legends set forth in Section 10.1.

11. Transfer of Warrant.

(a) Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his, her or its address as shown on the Warrant Register by providing written notice to the Company, in accordance with Section 14, requesting such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including, if so requested by the Company, the delivery of a legal opinion reasonably satisfactory to the Company to that effect from the Holder's counsel). Subject to Section 10 and the provisions of this Warrant with respect to compliance with Act and other applicable securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the Holder, at the office or agency of the Company set forth in Section 14, by the Holder or by a duly authorized attorney of the Holder upon surrender of this Warrant with a properly completed Form of Assignment in the form attached hereto as Annex 2 (the "Form of Assignment"). Each Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the Warrant Register, until due presentment for registration of transfer hereof on the Warrant Register.

(c) Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder with a properly endorsed Form of Assignment and, subject to the provisions of this Warrant with respect to compliance with the Securities Act and state securities laws and with the limitations on assignments and transfers contained in this Section 11, the Company shall issue to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, representing in the aggregate the right to purchase the number of shares that may be purchased hereunder, each such new Warrant to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender.

(d) Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, and agrees not to sell, offer for sale, pledge or otherwise transfer this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel or other evidence, reasonably satisfactory to the Company, that such registration and qualification are not required.

12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

13. Certificate Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company contained in this Warrant shall survive the exercise or repurchase of this Warrant to the extent that such survival is necessary to give effect to a provision hereof.

14. Notices.

(a) All notices, requests, consents and other communications required or permitted hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as such party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile or other electronic transmission, (iii) sent by a recognized overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

                   If to the Company:

                             Money Centers of America, Inc.
                             700 South Henderson Road, Suite 325
                             King of Prussia, Pennsylvania  19406
                             Attention:  Jason P. Walsh, Chief Financial Officer
                             Facsimile:  610-992-0338
                             Email:  jwalsh@moneycenters.com

                   With a copy to:

                             Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                             Philadelphia, PA  19102
                             Attention:  Lawrence D. Rovin, Esquire
                             Facsimile:  215-568-6603
                             Email:  Irovin@Klehr.com

                   If to the Holder:

                             Baena Advisors, LLC
                             21 East 5th Avenue, Suite 204
                             Conshohocken, Pennsylvania  19428
                             Attention:  John K. Ziegler, Jr.
                             Facsimile No.: (610) 862-4351
                             Email:  jziegler@mfirvine.com

                   With a copy to:

                             Pepper Hamilton LLP
                             3000 Two Logan Square
                             18th and Arch Streets
                             Philadelphia, PA  19103
                             Attention:  Leon R. Barson, Esq.
                             Facsimile:  215-689-4692
                             Email:  barsonl@pepperlaw.com

   All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by facsimile or other electronic transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the third (3rd) Business Day following the day such mailing is made. For purposes of this Warrant, the term "Business Day" means any day other than a Saturday or Sunday on which commercial banks located in Philadelphia, Pennsylvania are open for the general transaction of business.

15. Amendments. Any term of this Warrant may be amended only by the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 15 shall be binding upon the Holder and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of or exception to any such term, condition or provision.

16. Remedies. The Company stipulates that remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof of otherwise. If any default under the terms of this Warrant shall occur and be continuing, the Holder may proceed to protect and enforce its rights under this Warrant by exercising such remedies as are available to the Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Warrant or in aid of the exercise of any power granted in this Warrant. No remedy conferred in this Warrant upon the Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

17. Governing Law. THIS WARRANT AND THE RIGHTS GRANTED HEREIN SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR OTHERWISE) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA. THE COMPANY HEREBY AGREES NOT TO COMMENCE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEPT IN THE RELEVANT ABOVE-NAMED COURTS AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE RELEVANT ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS WARRANT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. IF ANY ACTION IS COMMENCED IN ANY OTHER JURISDICTION, THE COMPANY HEREBY CONSENTS TO THE REMOVAL OF SUCH ACTION TO THE STATE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN THE STATE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AS IS SPECIFIED IN THIS SECTION 17 BY MAILING BY CERTIFIED OR REGISTERED MAIL COPIES OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS FOR RECEIVING NOTICE PURSUANT TO SECTION 14 HEREOF. NOTHING HEREIN SHALL PRECLUDE SERVICE OF PROCESS BY ANY OTHER MEANS PERMITTED BY LAW.

18. Withholding Taxes. (a) The Company covenants that, except as required by law, it will not withhold United States withholding taxes from payments to be made to the Holder if such Holder (i) is a corporation organized under the laws of a jurisdiction outside the United States or is otherwise a Person not resident in the United States for United States federal income tax purposes, and
(ii) provides the Company, upon the Company's reasonable request, with Internal Revenue Service Form W-8, Form 4224, Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Holder's entitlement to an exemption from any such withholding requirements.

(b) The Company further covenants that, except as required by law, it will not withhold United States withholding taxes from payments to be made to the Holder in excess of an applicable treaty rate under an income tax treaty between the United States and the Holder's country of tax residence if such Holder (i) is a corporation organized under the laws of a jurisdiction outside the United States or is otherwise a Person not resident in the United States for United States federal income tax purposes, and (ii) provides the Company, upon the Company's reasonable request, with Internal Revenue Service Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Holder's entitlement to a reduced rate of withholding under any such withholding requirements.

(c) Neither Section 18(a) nor Section 18(b) shall require the Company to apply an exemption or reduced rate of withholding during any period when it shall have received notice or has actual knowledge that the residence information previously provided on any applicable form, certificate or document is incorrect and no corrected form, certificate or document as applicable has been provided to the Company.


                  IN WITNESS WHEREOF, Money Centers of America, Inc. has caused this Warrant to be executed by its duly authorized officer as of the date first written above.



WITNESS:                                  MONEY CENTERS OF AMERICA, INC.



____________________________              By: ____________________________(SEAL)
                                              Jason P. Walsh
                                              Chief Financial Officer

                                                                         Annex 1


                           NOTICE OF WARRANT EXERCISE


[To be executed only upon exercise of Warrant]

To:      MONEY CENTERS OF AMERICA, INC.

1. The undersigned hereby elects to purchase ______ shares of the Common Stock of MONEY CENTERS OF AMERICA, INC. (the "Company") pursuant to the terms of the attached Warrant (the "Warrant"), and herewith makes payment in the amount of $_________, such payment being (i) in cash, (ii) by certified or official bank check payable to the order of the Company or (iii) by wire transfer of funds to a bank account designated by the Company for such transfer.

2. The undersigned hereby surrenders the Warrant and all right, title and interest therein (except as to any unexercised portion thereof) to the Company and directs that the shares of Common Stock deliverable upon this exercise of the Warrant be registered on the books of the Company in the name specified below and that a certificate or certificates representing such shares be issued to such person as is specified below at the address specified below and delivered thereto and that such person be paid any cash payable for any fractional share:

          Name                  Address                            No. of Shares





3. The undersigned hereby directs that the Company issue a new warrant for the unexercised portion of the Warrant in the name of the undersigned and/or, if the undersigned has completed a Form of Assignment in the form attached as Annex 2 to the Warrant, in such other names and amounts as are specified in such Form of Assignment.

4. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock being purchased pursuant to this Notice of Warrant Exercise are being acquired solely for the account of the undersigned and not as a nominee for any other person, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  ___________ 20__               Holder:__________________________________

                                       By: ___________________________________
                                         Name:
                                         Title:

                                                                         Annex 2

                               FORM OF ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned registered holder of the attached Warrant (the "Warrant") hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:


                                   Social security or other
   Name(s) of                        identifying number of
   Assignee(s)          Address           Assignee (s)          Number of Shares
------------------- --------------- ------------------------- ------------------
------------------- --------------- ------------------------- ------------------
------------------- --------------- ------------------------- ------------------
------------------- --------------- ------------------------- ------------------


and does hereby irrevocably constitute and appoint the undersigned's attorney to make such transfer on the Warrant Register of MONEY CENTERS OF AMERICA, INC. maintained for that purpose, with full power of substitution in the premises.

                  Please issue a new warrant to the above referenced name(s) with respect to the number of shares as specified above and, if applicable, for the untransferred portion of the Warrant in the name of the undersigned.



Dated: ___________ 20__                Holder: _________________________________

                                       By: _______________________________
                                       Name:
                                       Title:



                          [Continued on the Next Page]

                  The undersigned assignee (the "Assignee") represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated: ____________ 20__                Assignee: ______________________________

                                        By: __________________________________
                                        Name:
                                        Title: